Exhibit 10.1


                              FIRST AMENDMENT TO
                       THE ANNTAYLOR STORES CORPORATION
                    2002 STOCK OPTION AND RESTRICTED STOCK
                              AND UNIT AWARD PLAN


      The AnnTaylor Stores Corporation 2002 Stock Option and Restricted Stock and Unit Award Plan (the "Plan") is hereby amended effective as of March 11, 2003, as set forth below.

      1. The first paragraph of Section 5 of the Plan is hereby amended to read in its entirety as follows:

      "The shares of Common Stock subject to Options and Restricted Stock Awards hereunder shall be shares of the Corporation that are held by the Corporation as treasury shares. Subject to the next sentence, the aggregate number of shares of Common Stock as to which Options and Restricted Stock may be granted from time to time under this Plan shall not exceed 3,000,000 (as adjusted to reflect the 3 for 2 stock split in May, 2002) of which no more than an aggregate of 525,000 shares (as adjusted to reflect the 3 for 2 stock split in May, 2002) may be used for grants of Restricted Stock; and the number of Restricted Units that may be granted from time to time shall not exceed 50,000. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 6(i) hereof. No single employee may be granted Options covering more than 600,000 shares (as adjusted to reflect the 3 for 2 stock split in May, 2002) of Common Stock, or
      Restricted   Stock  Awards  or  Restricted   Unit  Awards   (constituting
      performance based compensation within the meaning of Section 162(m) of the Code) covering more than 150,000 shares (as adjusted to reflect the 3 for 2 stock split in May, 2002) of Common Stock, (subject to any adjustments pursuant to Section 6(i) below) during any fiscal year of the Company."

      Except as set forth above, the Plan is hereby ratified and affirmed in all respects.